Exhibit 3.7

BYLAWS OF

QS WHOLESALE, INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1. Annual Meetings. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and date as the Board of Directors shall determine by resolution.

1.2. Place of Meetings. Annual and special meetings of shareholders shall be held at such places, within or without the State of California, as may be designated by the Board of Directors, or in the absence of such designation, by the President of the Corporation.

1.3. Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Subject to the requirements of applicable law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board may establish and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.

1.4. Voting.

(a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Every proxy shall be in writing, shall be dated, shall be executed by the person entitled to vote the shares, and shall be filed with the Secretary of the Corporation prior to the meeting at which the proxy will be used.

(b) The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting or otherwise required by applicable law.

ARTICLE II

BOARD OF DIRECTORS

2.1. Number. The number of directors shall be two (2).

2.2. Notice of Special Meetings. Notice of the time and place of any special meeting of the Board of Directors shall be given to each director (i) by mail addressed to the director at the director’s residence or usual place of business, at least four (4) days before the day on which the meeting is to be held or (ii) personally or by telephone, telegraph, cable, telecopy, or overnight courier not less than forty-eight (48) hours before the time at which the meeting is to be held. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for delivery or transmission or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, to the recipient or to a person at the office or residence of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

2.3. Conduct of Meetings. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of a meeting shall determine. The chairman of any regular or special meeting of the Board of Directors shall be designated by the directors and, in the absence of any such designation, shall be the President of the Corporation, provided the President is a director of the Corporation.

2.4. Compensation. The directors shall receive such compensation for their services as directors as may be fixed by resolution of the Board of Directors from time to time. The Board of Directors may also provide that the Corporation shall reimburse a director for any expense incurred by the director on account of the director’s attendance at any meetings of the Board of Directors or committees of the Board of Directors. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

3.1. Corporate Officers. The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer and such other officers, including a Chairman of the Board of Directors, with such titles and duties as may be determined by the Board of Directors.

3.2. Term of Office. The officers of the Corporation shall be chosen by the Board of Directors, and each shall hold office at the pleasure of the Board or until such officer shall resign or be removed, subject, in each case, to the rights, if any, of the Corporation and any such officer under any contract of employment.

3.3. Chairman of the Board. The Board may, in its discretion, elect a Chairman of the Board, who, unless otherwise determined by the Board, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

3.4. President. Subject to the supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, at all meetings of the Board. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board.

3.5. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, or if there has been no such designation, the Vice President designated by the President, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the President.

3.6. Secretary.

(a) The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of actions taken at all meetings of the Board and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws. If the Secretary refuses or fails to give notice of any meeting lawfully called, any officer of the Corporation may give notice of such meeting.

(b) The Assistant Secretary, or if there be more than one, any Assistant Secretary, may perform any or all of the duties and exercise any or all of the powers of the Secretary unless prohibited from doing so by the Board, the President or the Secretary, and shall have such other powers and perform any other duties as are prescribed by the Board, the President, or the Secretary.

3.7. Chief Financial Officer.

(a) The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

(b) The Assistant Treasurer, or if there be more than one, any Assistant Treasurer, may perform any or all of the duties and exercise any or all of the powers of the Chief Financial Officer unless prohibited from doing so by the Board, the President or the Chief Financial Officer, and shall have such other powers and perform such other duties as are prescribed for him by the Board, the President or the Chief Financial Officer.

ARTICLE IV

SHARES AND THEIR TRANSFER

The Board may make such rules and regulations as it may deem necessary or appropriate, not inconsistent with applicable law, concerning the issuance, transfer, and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

ARTICLE V

INDEMNIFICATION

5.1. Authorization For Indemnification and Advancement of Expenses.

(a) The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that any officer or director of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

(b) The Corporation may indemnify and advance expenses to other employees and agents of the Corporation and other persons who were or are serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise in the manner and to the extent provided for in Section 5.1(a) as in the case of officers and directors of the Corporation. The Board of Directors may in its discretion refuse to provide for such indemnification or advance of expenses except to the extent indemnification is mandated under applicable law.

5.2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

5.3. Nonexclusivity. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of shareholders or disinterested directors, applicable law, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

5.4. Payment of Claims. If a claim under this Article V is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify or advance expenses to the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or advancement of expenses to the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.5. Contractual Rights. All rights to indemnification and advancement of expenses under this Article V shall be deemed to be provided by a contract between the Corporation and the person entitled to indemnification or advancement of expenses at any time while these Bylaws and other relevant provisions of applicable law are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing in respect of any act or omission occurring prior to such repeal or modification.

ARTICLE VI

WAIVER OF ANNUAL REPORTS

So long as the Corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the California General Corporation Law), no annual report to shareholders shall be required, and the requirement to the contrary of Section 1501 of the California General Corporation Law is hereby expressly waived.

ARTICLE VII

AMENDMENTS

New bylaws may be adopted or these bylaws may be amended or repealed by the shareholders or, except for Section 2.1, by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS

8.1. Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation, words and figures showing that the Corporation was incorporated in the State of California and the year of incorporation.

8.2. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

8.3. Representation of Other Corporations. The President, any Vice President, Chief Financial Officer, or Secretary of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of QS Wholesale, Inc., a California corporation; and

2. That the foregoing Bylaws constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation taken as of August 20, 2004.

IN WITNESS WHEREOF, I have hereunto subscribed my name on August 20, 2004.

Charles S. Exon, Secretary

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